UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2008

1-12340
(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)
33 Coffee Lane, Waterbury, Vermont 05676
(Address of registrant's principal executive office)

(802) 244-5621
(Registrant's telephone number)

Item 7.01 Regulation FD Disclosure.

On March 5, 2008, Green Mountain Coffee Roasters, Inc. (the "Company") issued a press release announcing price increases of approximately 8 to 12 percent on average across business channels and package types for coffee products sold by its Green Mountain Coffee division, effective May 5, 2008. In the press release, the Company also reaffirmed its previously issued estimates for the second quarter of fiscal 2008.

A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated by reference.

The information furnished in Item 7.01, including the Exhibits attached hereto, shall not be deemed "filed" for any purpose, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated March 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By: /s/ Frances G. Rathke
Frances G. Rathke
Chief Financial Officer

Date: March 5, 2008

         Index to Exhibits

Exhibit No.	Description
99.1	Press Release dated March 5, 2008.